Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of July 3, 2014 (“First Amendment Closing Date”), by and between AMERICAN INSURANCE ACQUISITION INC., a Delaware corporation (the “Borrower”), which has its chief executive office located at 150 Northwest Point Blvd., 3rd Floor, Elk Grove Village, Illinois 60007, and FIFTH THIRD BANK, an Ohio banking corporation (the “Lender”), whose address is 1701 Gold Road, Suite 900, Rolling Meadows, Illinois 60008.

R E C I T A L S:

A.    On or about May 7, 2014 (“Closing Date”), Lender made a revolving line of credit loan available to the Borrower in the maximum principal amount of up to Ten Million and No/100 Dollars ($10,000,000.00) (“Revolving Loan”), pursuant to the terms and conditions of that certain Loan and Security Agreement dated as of the Closing Date, by and between Lender and Borrower (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, after giving effect to this Amendment, the “Loan Agreement”), and as evidenced by that certain Revolving Promissory Note of dated as of the Closing Date, made payable by Borrower to the order of Lender in the original principal amount of the Loan (“Revolving Note”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

B.    The Revolving Loan is secured by, among other things, (i) the Loan Agreement, (ii) that certain Stock Pledge Agreement dated as of the Closing Date, by and among Borrower, Camelot Services, Inc., a Missouri corporation, and Lender, and (iii) the other Loan Documents.

C.    Borrower desires to make certain amendments to the Loan Documents as more fully set forth below.

AGREEMENTS:

NOW, THEREFORE, in consideration of (i) the facts set forth hereinabove (which are hereby incorporated into and made a part of this Agreement), (ii) the agreements by Lender to amend the Loan Documents, as provided herein, (iii) the covenants and agreements contained herein, and (iv) for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Amendment to the Loan Agreement. Subject to the terms and conditions hereof, and in accordance with Section 13.3 of the Loan Agreement, the definition of “Statutory Unassigned Surplus Eligible for Dividend Calculation” in Section 1.1 (Defined Terms) of the Loan Agreement is hereby deleted in its entirety and restated as follows:
“Statutory Unassigned Surplus Eligible for Dividend Calculation' shall mean the sum of:

(a).    the lesser of (i) ten percent (10%) of the Statutory Surplus of American Country, and (ii) the year-to-date Statutory Net Income of American Country, plus

(b).     the lesser of (i) ten percent (10%) of the Statutory Surplus of American Service, and (ii) the year-to-date Statutory Net Income of American Service, plus

Exhibit 10.2

(c).    the lesser of (i) ten percent (10%) of the Statutory Surplus of Gateway, and (ii) the year-to-date Statutory Net Income of Gateway.”

2.Representations and Warranties. By execution hereof, Borrower hereby represents and warrants to Lender as follows:
(a)no Event of Default exists as of the date hereof or would result from the amendments contemplated hereby;

(b)the representations and warranties contained in Section 7 of the Loan Agreement or in any other Loan Document, or which are contained in any of the financial statements from time to time certified by Borrower and furnished pursuant thereto, are true and correct on and as of the date hereof except that to the extent that such representations, warranties or financial statements specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date;

(c)it has the requisite corporate or organizational power and authority and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and

(d)this Agreement has been duly executed and delivered by Borrower and its duly authorized officers, and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as may be limited by debtor relief laws or by general equitable principles.

3.Conditions Precedent to Effectiveness. This Agreement shall become effective upon the date on which all of the following conditions precedents have been satisfied (or otherwise waived in accordance with Section 13.3 of the Loan Agreement):
(a)Counterparts of this Agreement. Receipt by Lender of executed original counterparts (or electronic copies followed promptly by originals) of this Agreement, which shall be in form and substance satisfactory to Lender;
(b)No Material Adverse Effect. There has been no event or circumstance since the Closing Date that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and
(c)Fees and Expenses. Borrower shall have paid to Lender all reasonable out-of-pocket expenses accrued or incurred by Lender on or before the First Amendment Closing Date (including all reasonable fees, charges and disbursements of counsel to Lender (directly to such counsel if requested by Lender)), plus such additional amounts of such fees, charges and disbursements as shall constitute its estimate of such reasonable fees, charges and disbursements incurred or to be incurred through the closing proceedings; provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and Lender and all fees were incurred in connection with the execution and delivery of this Amendment.

4.Effect of this Agreement. Borrower agrees that, except as expressly provided herein or in the other documents to be executed and delivered to Lender in connection herewith, (a) the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect, and (b) this Agreement shall not be deemed to (i) be a waiver of, consent to, a modification of or amendment to any other term or condition of the Loan Agreement, any other Loan Document or any other agreement by and between the Borrower, on the one hand, and Lender, on the other hand, (ii) prejudice any other right or rights which Lender may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements

Exhibit 10.2

referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, or (iii) be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Initial Loan Agreement or any other Loan Document or any rights or remedies arising in favor of Lender under or with respect to any such documents. References in the Loan Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and in any other Loan Document to the “Loan Agreement” shall be deemed to be references to the Loan Agreement as modified hereby. This Amendment shall be deemed incorporated into, and a part of, the Loan Agreement and shall constitute a “Loan Document” under and as defined in the Loan Agreement.
5.Reaffirmations of Borrower. Borrower hereby (a) agrees that this Agreement shall not limit or diminish the obligations of such Persons under, or release such Persons from any obligations under, the Loan Agreement and each other Loan Document to which such Person is a party, (b) confirms and reaffirms its obligations under the Loan Agreement and each other Loan Document to which it is a party, and (c) agrees that the Loan Agreement (as modified hereby) and each other Loan Document remain in full force and effect and are hereby ratified and confirmed.
6.Inconsistencies. To the extent there are any inconsistencies between the Loan Agreement and any of the other Loan Documents, the Loan Agreement shall control.
7.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to its conflicts of law principles.
8.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
9.Electronic Transmission. This Agreement may be executed by one or more parties hereto as a facsimile, telecopy, pdf or other reproduction, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, e-mail or other electronic transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature Page Follows]

Exhibit 10.2

Signature Page to First Amendment to Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment dated as of the day and year first above written.

LENDER: FIFTH THIRD BANK, an Ohio banking corporation By: /s/Jeffrey Bobis Name: Jeffrey Bobis Title: Vice President	BORROWER: AMERICAN INSURANCE ACQUISITION INC., a Delaware corporation By:/s/Scott D. Wollney Name:Scott D. Wollney Title:Chief Executive Officer and President